Exhibit 99.1

DXP Enterprises Completes Debt Repricing Transaction; Reduces Annual Cash Interest Expense by Approximately $1.9 Million

HOUSTON--(BUSINESS WIRE)--June 26, 2018--DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that effective June 25, 2018, it has successfully repriced its $248.8 million Term Loan B.

Under the amended term loan, the interest rate has been reduced by 75 basis points to LIBOR + 4.75 percent (the LIBOR floor of 1.00 percent is unchanged), from LIBOR + 5.50 percent, which is expected to generate annualized interest expense savings of approximately $1.9 million based on the current principal balance outstanding.

“In-line with our commitment to further improving the financial strength of DXP, we are announcing the successful repricing of our term loan. We will continually explore opportunities to lower borrowing costs as we reduce the financial leverage within our capital structure. We appreciate our lenders’ continued support of DXP,” said Kent Yee, CFO of DXP Enterprises, Inc.

The Company expects full year 2018 interest expense to be favorably impacted by approximately $0.93 million, reflecting the benefit of a lower interest rate. This will be offset by one-time transaction fees and incremental and accelerated amortization of debt issuance costs.

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "--Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

CONTACT:
DXP Enterprises, Inc.
Kent Yee, 713-996-4700
Senior Vice President, CFO
www.dxpe.com